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                                                                    EXHIBIT 10.5

                Automatic Variable Annuity Reinsurance Agreement
                         (Referred to as the Agreement)

                                    Between

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                               of Largo, Florida
                         (referred to as the Reinsured)

                                      and

                       WMA LIFE INSURANCE COMPANY LIMITED

                              of Hamilton, Bermuda
                         (referred to as the Reinsurer)

                           Effective January l, 1998



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                                    CONTENTS

 ARTICLE        DESCRIPTION                                                  PAGE
 -------        -----------                                                  ----
    I        Automatic Reinsurance                                            3
   II        Definitions                                                      3
  III        Liability                                                        5
   IV        Reductions and Terminations                                      5
    V        Premiums                                                         5
   VI        Payments by Reinsurer                                            6
  VII        Reporting                                                        6
 VIII        Policy Changes                                                   7
   IX        Annuitization                                                    7
    X        Deposits of the Modified Coinsurance Reserve                     7
   XI        Interest Credit on Modified Coinsurance Reserve and
                Modified Coinsurance Reserve Adjustment                         7
  XII        Reinsurance Reserves                                             8
 XIII        General Provisions                                               9
  XIV        Recapture                                                       14
   XV        Arbitration                                                     14
  XVI        Improper Solicitation of Annuity Contract Owners                15
 XVII        DAC Tax - Section 1.848-2(g)(8)Election                         15
XVIII        Duration of Agreement                                           16
  XIX        Written Notice                                                  17
   XX        Execution                                                       18

EXHIBITS        DESCRIPTION                                                  PAGE
--------        -----------                                                  ----
   A         Form of Letter of Credit                                        19
   B         Investment Policy and Crediting Rate Strategy                   20

SCHEDULE        DESCRIPTION
--------        -----------
   A         Business Reinsured
   Bl        Amount of Reinsurance
   B2        Commission And Expense Allowances
   C1        Quarterly Settlement Report
   C2        Quarterly Reserve And Settlement Report
   Dl        Monthly Reports
   D2        Quarterly Reports Commission and Expense Allowances
   E1        Monthly Reports-Monthly Production and Policy Loans Report
   E2        Quarterly Reports-Quarterly Production and Policy Loans Report
   E3        Quarterly Reports-Quarterly Reserve Report
   F         Annual Report
   G         Quarterly Reports-Quarterly Interest Credit (Debit)
                 on Modified



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
                  Coinsurance Reserve
   H              Quarterly Reports-Quarterly Modified Coinsurance Reserve
                  Adjustment
   I              Quarterly Reports-Quarterly Target Surplus Adjustment
   J              Monthly Report-Monthly M&E Asset Based Allowance
                  Calculations


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

This Agreement is entered into by the Reinsured and the Reinsurer on the execution date. The Reinsured and the Reinsurer mutually agree to reinsure on the terms and conditions set out below.

I.       AUTOMATIC REINSURANCE

         1. Insurance. The Reinsured will cede on an automatic basis and the Reinsurer will accept as reinsurance the annuity contracts (policies) written by the Reinsured as shown in Schedule A.

         2. Coverages. The annuity contracts Reinsured as shown in Schedule A, are the Flexible Payment Variable Accumulation Deferred Annuity contracts and any riders or endorsements attached thereto, with an issue date after December 31, 1997. Reinsurance will be limited in percentage as provided in Schedule B1. Only plans sold by a Producer registered with an affiliated broker-dealer identified in Exhibit A shall be reinsured under this Agreement.

         3. The Separate Account Annuity Value will be reinsured on a modified coinsurance basis.

         4.       The Fixed Account will be reinsured on a coinsurance basis.

         5. In no event shall reinsurance under this Agreement be in force with respect to an annuity contract unless the issuance and delivery of the annuity contract is in compliance with the laws of all applicable jurisdictions and the Reinsured's corporate charter.

         6. The Reinsured declares and agrees that all annuity contracts and benefits covered under this Agreement shall be issued in accordance with its normal practices in effect when the annuity contract is issued. These practices will be provided to the Reinsurer on request. The Reinsured will also notify the Reinsurer of any material changes made to these practices before applying them to annuity contracts and benefits covered by this Agreement.

II.      DEFINITIONS

                  "ANNUITY VALUE" has the same meaning as set forth in the Reinsured Plan.

                  "ARTICLE" OR "PARAGRAPH" refers to an Article or Paragraph of this Agreement.

                  "EFFECTIVE DATE", with respect to Reinsured Plans, means the date shown in Schedule A on which reinsurance under this Agreement becomes effective. The Reinsured is liable for Reinsurance Premiums, less applicable Reinsurance Allowances, due on or after the Effective Date of a Reinsured Plan; and the Reinsurer is liable for any reinsured benefits occurring on or after the Effective Date.


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

                  "EXECUTION DATE" means the date as of which this Agreement has been executed, as shown in ARTICLE XX, EXECUTION.

                  "EXHIBIT" and "SCHEDULE" mean, respectively, an exhibit or schedule attached to this Agreement and shall be considered part of this Agreement.

                  "FIXED ACCOUNT" means allocation option(s) other than the Separate Account.

                  "FIXED ACCOUNT VALUE" means the value of the Fixed Account on any valuation date.

                  "GENERAL ACCOUNT STATUTORY RESERVES AND LIABILITIES" OR "GA STATUTORY RESERVES AND LIABILITIES" refers to statutory reserves and liabilities associated with the Fixed Account as held by the Reinsured for the reinsured contracts.

                  "PARTY" or "PARTY" refers to either the Reinsured or the Reinsurer as appropriate, and PARTIES refer to both, collectively.

                  "PAYMENT" means initial premium payment and all subsequent purchase payments as defined in the contract.

                  "PRODUCER" means a licensed representative registered with a broker-dealer identified in Exhibit A.

                  "REINSURED PLAN" means any annuity contract or rider form reinsured under this Agreement, as set forth in Schedule A.

                  "SERIES FUND" means a designated mutual fund from which each sub-account of the Separate Account will buy shares.

                  "SEPARATE ACCOUNT" means a separate investment account shown on the policy schedule page, which is composed of several sub-accounts established to receive and invest net premiums under the policy.

                  "SETTLEMENT INTEREST RATE" means the interest rate for ninety
                  (90) day dealer commercial paper as published in The Wall Street Journal or a successor or substitute publication, as agreed upon by both parties if The Wall Street Journal should cease to exist. The Settlement Interest Rate for a given month will be the Settlement Interest Rate published on the fifteenth (15th) of the month or the next following business day if the fifteenth (15th) of the month is not a publication date of The Wall Street Journal.

                  "SUB-ACCOUNT" means a subdivision of the Separate Account. Each Sub-account invests exclusively in the shares of a specified Series Fund portfolio.


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

III.     LIABILITY

         1. The liability of the Reinsurer on any reinsurance under this Agreement begins upon the effective date of this Agreement as set forth in Article XX, Execution, and ends after all annuity contracts reinsured have been terminated, annuitized or recaptured, as set forth in Article XIV, Recapture.

         2. The liability of the Reinsurer to the Reinsured under this Agreement will be coexisting with the liability of the Reinsured under the annuity contracts reinsured and may exceed the Reinsured's contractual liability under the terms of the annuity contracts as described in Paragraph 3, Article XIII, General Provisions.

         3. On an ongoing basis the liability of the Reinsurer, reinsurance premiums, benefits and other items due to or from each party shall be accounted for and settled and paid quarterly on the basis of the quarterly reports prepared by the Reinsured in the form of Schedules C1 and C2 and sent to Reinsurer via facsimile transmission or such other medium mutually acceptable to both parties. Also included will be any adjustments made necessary by changes in reinsurance effective during the previous quarter, or changes due to any agreed upon errors on a previous report. Payment of any amount due to be paid by the Reinsurer or the Reinsured shall be determined on a net basis and shall be paid, in United States currency, within two (2) weeks after receipt by Reinsurer of the quarterly report.

         4. The settlement, as shown in Schedule Cl and C2 will include interest on payments received, net transfers, mortality and expense charges, and asset based allowances as shown in Schedule E1, and interest on commission and expense allowances, and interest on benefits from the Fixed Account, as shown in Schedule D1 accruing from the fifteenth (15th) of every month to the settlement date. The interest rate will be the Settlement Interest Rate of the month named on the Schedules D1 and El. Interest will be earned from the fifteenth (15th) of the month named on Schedules D1 and E1 to the next following settlement date.

IV.      REDUCTIONS AND TERMINATIONS

         1. If any of the annuity contracts reinsured under this Agreement are reduced or terminated by payment of a death benefit, withdrawal, surrender or annuitization, the reinsurance will be reduced proportionately.

V.       PREMIUMS

         1. The premium to be paid to the Reinsurer by the Reinsured with respect to each annuity contract reinsured, as specified in Schedule A, will be the quota share percentage, as specified in Schedule B1 of:


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                  (i)      The total amount "Due WMA", as shown in Schedule C1,
                           and

                  (ii)     The total amount "Due WMA" as shown in Schedule C2.

VI.      PAYMENTS BY REINSURER

         1. The Reinsurer shall pay to the Reinsured the Reinsurer's quota share percentage of:

                  (i) The total amount "Due WRL", as shown in Schedule C1, and

                  (ii)     The total amount "Due WRL", as shown in Schedule C2.

VII.     REPORTING

         1. The Reinsured shall assume responsibility for the administration of all reinsurance under this Agreement and will provide the Reinsurer with information as set forth in Schedule C1 through Schedule J of this Agreement. The Reinsurer may request, at its option, to review, at the administrative office of the Reinsured, any papers associated with the issuance of any annuity contract subject to Automatic Reinsurance under this Agreement. In addition, the Reinsured will provide the Reinsurer with information necessary to properly account for the business reinsured and exercise its obligation as a member of the Investment Management Committee.

         2. Not later than twenty (20) days after the end of each quarter, the Reinsured will submit a report substantially in accordance with Schedules C1 and C2 accompanied by Schedules D2, E2, E3, G, H, and I. The Reinsured agrees to provide or make available to the Reinsurer such documentation as may be necessary to support the items reported.

         3. Not later than twenty (20) days after the end of each month, the Reinsured will submit a report substantially in accordance with Schedules D1, E1 and J.

         4. Not later than thirty (30) days after the end of each calendar year, the Reinsured will submit a report substantially in accordance with Schedule F.

         5. Not later than ninety (90) days after the end of each calendar year, the Reinsured will provide a copy of its statutory statement as filed with the State of Ohio.

         6. Not later than one hundred twenty (120) days after the end of each calendar year, the Reinsurer will provide a copy of The WMA Corporation Form 10-K.

         7. Not later than sixty (60) days after the end of each quarter, the Reinsurer will provide a copy of The WMA Corporation Form 10-Q.


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

VIII.    POLICY CHANGES

         1. Changes to the terms and conditions of annuity contracts reinsured under this Agreement shall be made in accordance with the provisions contained in this Article of the Agreement.

         2. If the change affects the plan, the amount of reinsurance, premiums, commissions or policy changes under cession, the Reinsured shall inform the Reinsurer in the subsequent Reinsurance Report.

         3. The Reinsured agrees to notify the Reinsurer in writing of any anticipated material changes in the terms and conditions of the annuity contracts.

IX.      ANNUITIZATION

         1. Any annuity contract annuitizing (going into payout status) shall be deemed to be recaptured by the Reinsured.

         2. On any annuity contract reinsured with the Reinsurer which annuitizes, the Reinsurer will pay the Reinsured an amount equal to the annuity contract's Annuity Value reduced by the Contingent Deferred Sales Charge specified in the annuity contract and premium tax, if any, previously paid by Reinsurer with respect to the annuitized Annuity Contract.

X.       DEPOSITS OF THE MODIFIED COINSURANCE RESERVE

         1. The Reinsurer shall deposit with the Reinsured the modified coinsurance reserves identified in Schedule H, for the business reinsured under this Agreement.

         2. For the purpose of this Article, modified coinsurance reserves are defined to be the quota share percentage of the total Separate Account Annuity Value of the annuity contracts reinsured.

XI. INTEREST CREDIT (DEBIT) ON MODIFIED COINSURANCE RESERVE AND MODIFIED COINSURANCE RESERVE ADJUSTMENT

         1. The Reinsurer shall receive an interest credit (debit) on the modified coinsurance reserve. The amount of the credit (debit) will be determined as set forth in Schedule G.


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         2.       The Reinsured shall receive a modified coinsurance reserve adjustment. The amount of the adjustment will be determined as set forth in Schedule H.

         3. Both the interest credit (debit) and the modified coinsurance reserve adjustment will be made at the end of each calendar quarter.

XII.     REINSURANCE RESERVES

         1. The Reinsured shall set up an Account Payable liability in its financial statements equal to the quota share percentage of the excess, if any, of the total Separate Account Annuity Value of the reinsured annuity contracts over the total Separate Account Statutory Reserve of the annuity contracts. The Reinsurer shall set up an Account Receivable asset equal to the Account Payable liability set up by the Reinsured.

         2. The Reinsurer shall set up an Account Payable liability in its financial statements equal to the quota share percentage of the excess, if any, of the total Separate Account Statutory Reserve of the reinsured annuity contracts over the total Separate Account Annuity Value of the annuity contracts. The Reinsured shall set up an Account Receivable asset equal to the Account Payable liability set up by the Reinsurer.

         3. The Reinsured will reduce its General Account Statutory Reserves and Liabilities by the quota share percentage of the total General Account Statutory Reserves and Liabilities attributable to the reinsured policies, as shown in Schedule C2. The Reinsurer will increase its General Account Statutory Reserves and Liabilities by an amount equal to the reduction taken by the Reinsured.

         4. For purposes of Sections 1, 2 and 3 of this Article, the Statutory Reserve shall be calculated by the Reinsured according to the "Commissioner's Annuity Reserve Valuation Method" as prescribed in the NAIC Standard Valuation Law and approved by the State of Ohio Department of Insurance. The General Account Statutory Reserves and Liabilities will be the reserves associated with the Fixed Account and will include the reserves for the guaranteed minimum death benefit.

         5. In the event the Reinsurer is not licensed or otherwise accredited or authorized as a reinsurer in the State of Ohio and in any other jurisdiction where the Reinsured is licensed to do business, the Reinsurer agrees to provide Letters of Credit or other forms of security acceptable to the State of Ohio Department of Insurance, in favor of the Reinsured for the purpose of offsetting ceded Statutory Reserves and liabilities and any outstanding losses if reinsurance credits are not otherwise available. Such Letters of Credit shall be issued in compliance with the statutes and regulations of the State of Ohio and shall be issued by a financial institution located in the United States chosen by the Reinsurer, which has applied for and has met the standards of financial conditions set forth by the NAIC's Securities Valuation Office.


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

         6. The Letter(s) of Credit in favor of the Reinsured will be an amount which at all times should equal or exceed the reinsurance credits taken or reasonably estimated to be taken by the Reinsured in connection with this Agreement under
                  Exhibit 8, under Exhibit 11, Part 1, Column 4, Line 4c, and any other Liabilities held for the Reinsured Policies and reported on the Reinsured's statutory financial statements. Subject to the approval of the State of Ohio Department of Insurance, the amount of the Letter of Credit may be reduced by the quota share percentage of the excess of the Separate Account Annuity Value over the Separate Account Statutory Reserve. Should the reinsurance credit not be allowed, as a result of this reduction in any applicable jurisdiction, the Letter of Credit will be restored to the value that it would have been without this reduction.

         7. The Letter of Credit shall be substantially in the form set forth in Exhibit B or in such other form as the Ohio Insurance Department or other applicable state Insurance Department may require or permit. The terms of the Letter of Credit shall provide that: it is not conditioned on the delivery of any other documents or materials; it is irrevocable without the consent of the Reinsured; it is automatically renewable as provided in Exhibit B; and its initial term is for a period of not less than one (1) year. Such Letter of Credit may be drawn upon at any time, notwithstanding any other provisions in this Agreement, but shall be utilized by the Reinsured or its successors only for one or more of the following reasons:

                  (i) to fund an account on behalf of the Reinsured in an amount at least equal to the deduction, for reinsurance ceded, from the Reinsured's reserves and liabilities for Reinsured Plans, as specified in Paragraph 6 of this Article and/or

                  (ii) to pay any other amounts the Reinsured claims are due under this Agreement.

         8. Such Letter(s) of Credit shall be promptly issued and delivered to the Reinsured; but in no event shall the Letter(s) of Credit be issued or confirmed later than December 31 in respect of the year for which the Reinsured is taking credits for such reinsurance in its statutory financial statements, and in no event shall the Letter(s) of Credit be delivered to the Reinsured later than thirty (30) days after such December 31.

XIII.    GENERAL PROVISIONS

         1. Parties to Agreement. This Agreement is a contract solely between the Reinsurer and the Reinsured. The acceptance of reinsurance hereunder shall not create any right or legal relation between the Reinsurer and the insured, beneficiary, or any other party to any annuity contract of the Reinsured, which may be reinsured hereunder.


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

         2. Reinsurance Conditions. The reinsurance is subject to the same limitations and conditions as the insurance under the annuity contracts written by the Reinsured on which the reinsurance is based.

         3. Expenses. The Reinsurer will have liability equal to the quota share percentage of any extra-contractual damages which are rendered against the Reinsured as a result of acts, commission or course of conduct committed by a Producer of an affiliated broker-dealer identified in Exhibit A, in connection with the annuity contracts reinsured under this Agreement. The Reinsurer will receive the quota share percentage of any reimbursement that the Reinsured collects from World Marketing Alliance, Inc. or its affiliates. In no event whatsoever will the Reinsured have any liability for extra-contractual damages assessed against the Reinsurer as a result of acts, omissions, or course of conduct committed by the Reinsurer in connection with the reinsurance of the annuity contracts under this Agreement.

         4. Oversights. If failure to pay any premium due or to perform any other act required by this Agreement is unintentional and is caused by misunderstanding, oversight or clerical error, the Reinsured and the Reinsurer shall be restored to the position they would have occupied had the misunderstanding, oversight or clerical error not occurred.

         5. Inspection. The Reinsured and the Reinsurer, their auditors and any regulators having authority over the Reinsured and/or the Reinsurer, shall have the right, at all reasonable times, and at their expense, to inspect at the office of the other party all books, records, procedures, and documents of the other party relating to this Agreement. A party or its auditor conducting such inspection shall give the other party one (1) week advance written notice. The Reinsured, its auditors and regulators shall have the same right to inspect, verify and value any assets held in a trust account or otherwise held for the benefit of the Reinsured. The party being audited or inspected agrees to cooperate in the audit, including providing any information requested by the other party or its auditor in advance of the audit or inspection. Upon request, the Reinsured agrees to furnish the Reinsurer with copies of any underwriting information in the Reinsured's files pertaining to a reinsured policy or reinsured rider.

                  It is mutually agreed by the Reinsured and the Reinsurer that any information that is made available for inspection under this section of the Agreement shall, to the extent legally possible, be kept confidential and under no circumstances may this information be disclosed to, or made available for inspection by, any third party without the prior consent of the other contracting party.

         6. Assignment or transfer. In no event shall either the Reinsured or the Reinsurer assign any of its rights, duties or obligations under this Agreement without the prior written approval of the other party. Such approval shall not unreasonably be withheld.

                  In no event shall either the Reinsured or the Reinsurer transfer either the Annuity Contracts Reinsured under this Agreement or the reinsurance without the prior


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

                  written approval of the other party. Such approval shall not unreasonably be withheld.

         7. Entire Agreement. This Agreement represents the entire agreement between the Reinsurer and the Reinsured and supersedes any prior oral or written agreements between the parties regarding its subject matter.

         8. Alterations to Agreement. Any alteration, which may from time to time become necessary in this Agreement, shall be made by amendment attached to the Agreement embodying such alterations as may be agreed upon and taken as part of this Agreement and equally binding. No modification or waiver of any provision of this Agreement shall be effective unless set forth in written amendment to this Agreement, which is executed by both parties. A waiver shall constitute a waiver only with respect to the particular circumstance for which it is given and not a waiver of any future circumstance.

         9. If any provision of this Agreement shall be held or made invalid by an order of a court of competent jurisdiction, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with the applicable federal law and the laws of the State of Ohio and the rights and obligations of this Agreement shall, at all times, be regulated under the laws of the State of Ohio.

         10. Taxes. The Reinsurer shall reimburse the Reinsured for any U.S. Excise Tax the Reinsured is required to pay under the U.S. Internal Revenue Code for the reason that the Reinsurer fails to make an election or terminates its election to file U.S. federal income tax returns or otherwise ceases or fails to file such return. The Reinsurer shall reimburse the Reinsured for the quota share percentage of any other federal or state taxes or state guaranty fund assessments the Reinsured may be required to pay with respect to the Reinsured Plans, but not including federal income tax paid with respect to the Reinsured Plans. This Paragraph does not diminish in any way the provisions of Article XVII, DAC Tax.

         11.      Insolvency of the Reinsured.

                  (a) The Reinsured shall immediately give Reinsurer written notice of an event constituting insolvency of the Reinsured. However, whether such notice is timely given or not, in the event of the insolvency of the Reinsured, all amounts relating to reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Reinsured or to its liquidator, receiver or statutory successor on the basis of the liability of the Reinsured without diminution because of the insolvency of the Reinsured or because the Reinsured or Reinsured's legal representative has failed to pay all or a portion of amounts owed to Reinsurer under this Agreement. It is understood, however, that in the event of the insolvency of the Reinsured, the liquidator or receiver or statutory successor of the insolvent Reinsured shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Reinsured on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim that the Reinsurer may investigate such claim and interpose in the name of the Reinsured (or its liquidator, receiver or statutory successor), at the Reinsurer's own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Reinsured or its liquidator or receiver or statutory successor.

                  (b) It is further understood that the expenses thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Reinsured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer. When two or more reinsurer's are participating in the same claim and a majority in interest elects to interpose a defense or defenses to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Reinsured.

         12. Insolvency of the Reinsurer. The Reinsurer shall immediately give the Reinsured written notice of an event constituting insolvency of the Reinsurer. Upon the insolvency of the Reinsurer, whether notice thereof was given by the Reinsurer or not, the Reinsured has the right to immediately, by written notice, terminate this Agreement and recapture all reinsurance under this Agreement. Notwithstanding such termination or recapture, Reinsurer or its legal representative shall continue to be liable to the Reinsured for any obligations of the Reinsurer under this Agreement still outstanding after giving effect to such recapture.

         13. For the purpose of this Agreement, either the Reinsurer or the Reinsured shall be deemed "insolvent" under the following circumstances:

                  (a) when a cease and desist order or injunction has been issued by the commissioner or a court of competent jurisdiction in its state or jurisdiction of domicile ordering either party to cease and desist from transacting, soliciting or writing any new business of any kind and is reasonably expected to result in conservatorship, rehabilitation, receivership, or liquidation; or

                  (b) when a court of competent jurisdiction order is issued voluntarily or involuntarily placing either party into conservatorship, rehabilitation, receivership, or liquidation, or appointing a conservator, rehabilitator, receiver or liquidator to take over the business of either party; or

                  (c) when it files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation or similar law or statute.

         14. Offset. The Reinsurer and the Reinsured shall consider any balance due and unpaid, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, whether on account of premiums, allowances, policy charges, losses, claims expenses, or any other amount in accordance with the terms of this Agreement, or any other reinsurance agreement, due from one party to another to be mutual debits or credits under this Agreement and shall be offset and only the balance allowed or paid. If either the Reinsured or Reinsurer is then under any formal insolvency proceedings, this right of offset shall be subject to the laws of the domiciliary jurisdiction of the then insolvent party.

         15. Non-Guaranteed Charges, Benefits and Interest Rates. The Reinsured agrees to manage the non-guaranteed charges, benefits, and interest rates in a way that balances the interests of the owners, agents, stockholders, contract owners, and the Reinsurer, while exercising sound actuarial professional judgment. Any changes in the non-guaranteed contract charges, benefits, and interest rates will be accompanied by an actuarial report prepared in accordance with the standards described in the Actuarial Standards of Practice No. 1, as Reformatted and Readopted in 1990 by the Actuarial Standards Board. The actuarial report should disclose a description of the framework within which the actuary's advice has been developed, a description of the facts, methods, procedures and assumptions upon which the advice was based, and the other information called for by the Actuarial Standard of Practice No. 1. Should the Reinsurer determine that the Reinsured has not balanced the interests of the Reinsured with the interests of the Reinsurer and agreement cannot be reached, any claims may be settled by arbitration in accordance with Article XV, Arbitration.

         16. Investment Management Committee. The parties shall form an Investment Management Committee consisting of one (1) member each from the Reinsured and the Reinsurer. The Reinsured shall provide the Reinsurer copies of its investment policies and crediting rate strategies. The Reinsurer shall provide the Reinsured its investment policies. If either party changes its investment policies or crediting rate strategies, it shall promptly provide the other party a copy of such changes. The purpose and function of the Investment Management Committee shall be to recommend crediting rates to the Reinsured for approval in accordance with the provision set forth in Exhibit C, Guidelines for Crediting Rates.

         17. Forms and Manuals. The Reinsured agrees to make available to the Reinsurer copies of all appropriate policy forms, prospectuses, application forms, and other related material. If new material is published, or changes are made in the material already filed, the Reinsured agrees to promptly provide the Reinsurer with copies of such material.

         18. Definitions. Any term not defined in this Agreement which is in general usage in the life insurance and annuity industry shall be given the same meaning as such general usage ascribes to that term, giving due consideration to the context in which the term is used in this Agreement.

         19. Headings. The headings of the Articles, Paragraphs and any subparagraphs and Schedules of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

XIV.     RECAPTURE

         1. With the exception of the provisions in Article IX, Annuitization, business reinsured under this Agreement will not be eligible for recapture, except the Reinsured reserves the right to recapture any business that has been enforce thirty-five (35) years after the policy issue date. Furthermore, should a state regulatory body rule that this Agreement is not valid for any reason, and there is no remedial action available to correct the situation, the Reinsured reserves the right to recapture that portion of the business that was reinsured. Any adjustment in values as a result of recapture will be agreed upon at the time of the recapture. If agreement cannot be reached, any claims will be settled in accordance with the provision of Article XV, Arbitration.

XV.      ARBITRATION

         1. Any controversy or claim between the Reinsured and the Reinsurer, arising out of or relating to this Agreement or the breach thereof or the coverage of this arbitration provision, shall be settled by arbitration.

         2. There shall be three (3) arbitrators who shall be current or former officers of life insurance companies or life reinsurer's. However, unless otherwise consented to in writing by the parties, such person shall not be a current or former employee of, or current or former consultant to, the parties or any affiliate or reinsurer of the parties; nor shall he or she have any current employment or affiliation with, consulting or contractual engagement with, or financial interest in: a party to this Agreement or persons or companies affiliated or associated with a party to this Agreement. The Reinsured shall appoint one of the arbitrators and the Reinsurer shall appoint a second arbitrator and these two arbitrators shall select the third. If either party shall fail to appoint an arbitrator within thirty (30) days after the other party has given notice of its appointment of an arbitrator, the appointment of the arbitrator for the party which has so failed to appoint an arbitrator shall be left to the other party. Should the two arbitrators appointed by or for the parties fail to agree on the choice of the third, within sixty (60) days of their appointment then each of them shall name three (3) individuals, of whom the other shall decline two (2), and the decision shall be made by drawing lots.

         3. Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which shall be in effect on the date of delivery of demand for arbitration; except, however, that arbitrators shall be appointed in accordance with the provisions of Paragraph 2 of this Article and that, to the extent any other terms or provisions of this Article are inconsistent with or in conflict with the Commercial Arbitration Rules, this Article shall control.

         4. The arbitration shall be conducted in a location to be determined by a majority of the Arbitrators.

         5. The Reinsured and the Reinsurer shall each pay that part of the expense of arbitration, which shall be apportioned to it by the arbitrators.

         6. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in any court having jurisdiction thereof.

         7. The Arbitrators shall base their decision on the terms and conditions of this Agreement and, as necessary, on the customs and practices of the life reinsurance and life insurance industries rather than on a strict interpretation of applicable law.

XVI.     IMPROPER SOLICITATION OF ANNUITY CONTRACT OWNERS

         1. Neither party, nor any affiliate thereof, shall contact or authorize any other person to contact owners of the annuity contracts for the purpose of soliciting surrender of the annuity contracts, conversion of the annuity contracts to another form of insurance, making policy loans or withdrawals without prior written approval of the other party.

XVII.    DAC TAX - SECTION 1.842(g)(8) ELECTION

         1. The Reinsurer and the Reinsured each acknowledge that it is subject to taxation under Subchapter "L" of the Internal Revenue Code of 1986 (The "Code").

         2. The Reinsured and the Reinsurer hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 1998 and for all subsequent taxable years for which this Agreement remains in effect.

         3. The terms used in this Article are defined by reference to Regulation Section 1.848-2 in effect December 1992.

         4. Each party agrees to attach a schedule to its federal income tax return, which identifies this Agreement for which the joint election under the Regulation has been made.

         5. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1)

         6. Both Parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

         7. The Reinsured will submit a schedule to the Reinsurer by May 1, of each year, of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Reinsured stating that the Reinsured will report such net consideration on its tax return for the preceding calendar year.

         8. The Reinsurer may contest such calculation by providing an alternative calculation to the Reinsured in writing within thirty (30) days of the Reinsurer's receipt of the Reinsured's calculation. If the Reinsurer does not so notify the Reinsured, the Reinsurer will report the net consideration as determined by the Reinsured in the Reinsurer's tax return for the previous calendar year.

                  If the Reinsurer contests the Reinsured's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Reinsured and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

XVIII.   DURATION OF AGREEMENT

         1. Except as provided in Article XIV, Recapture, in force reinsurance which has been ceded under this Agreement shall be unlimited as to its duration and shall be maintained in force for so long as such policies shall remain in force and the reinsurance premiums and payments referenced in Article V, Premiums and VI Payments By Reinsurer, are paid when due.

         2. Term of Agreement. The initial term of this Agreement shall be five (5) years. During and after the initial term, this Agreement may be canceled as it pertains to the reinsurance of new business thereafter:

                  (a) immediately upon written notice by a party if the other party becomes insolvent, dissolves, ceases to legally exist, or otherwise ceases to be legally authorized to act as a reinsurer or insurer, respectively, in its domiciliary jurisdiction;

                  (b) upon thirty (30) days written notice by a party if the other party has materially breached this Agreement and has failed to cure such breach within such thirty (30) days;

                  (c)      when and as agreed upon by the parties in writing.

         4. After the initial term of this Agreement, this Agreement may also be canceled by either party, as it pertains to the reinsurance of new business thereafter, by giving three hundred sixty-five (365) days advance notice of cancellation in writing. In such case, the Reinsurer shall continue to cede, and the Reinsurer shall continue to accept reinsurance, under this Agreement on policies and riders issued during the three hundred sixty-five (365) day period, and the interest of the Reinsurer in new business shall cease at the end of the three hundred sixty-five (365) day period.

XIX.     WRITTEN NOTICE

         1. Any notice given in connection with this Agreement shall be deemed to be provided when it is sent by facsimile to the numbers shown below, or by first class mail or by courier to the addresses set forth below, or to the last address or facsimile number of record such party designates in writing:

                  If to the Reinsured:                          With a Copy to:
                  Western Reserve Life Assurance Co. of Ohio    Western Reserve Life Assurance Co. of Ohio
                  201 Highland Avenue                           201 Highland Avenue
                  Largo, Florida 33770                          Largo, Florida 33770
                  Attn: Chief Actuary,                          Attn: Managing Actuary,
                  Alan Yaeger                                   Larry Kirkland
                  Facsimile: (727) 587-1834                     Facsimile: (727) 587-1834

                  If to the Reinsurer:                          With a Copy to:
                  WMA Life Insurance Company Limited            The WMA Corporation
                  Third Floor, 44 Church Street                 11315 Johns Creek Parkway
                  Hamilton HM 12, Bermuda                       Duluth, GA 30097-1517
                  Attn: Manager                                 Attn: Chief Financial Officer
                  Facsimile: (441) 296-1058                     Facsimile: (770) 453-9333

                                                                James F. Tenney, Esq.
                                                                Merritt & Tenney
                                                                200 Galleria Parkway, Suite 500
                                                                Atlanta, GA 30067
                                                                Facsimile: (770) 952-0028

XX.      EXECUTION

         In witness of the above, the Reinsured and the Reinsurer, by their respective officers have executed this Agreement in duplicate at the dates and places indicated and shall be effective as of January 1, 1998.

         WESTERN RESERVE LIFE                WMA LIFE INSURANCE
         ASSURANCE CO. OF OHIO               COMPANY LIMITED

         at Largo, FL                        at Ventura, CA/Duluth, GA
           ----------------------------        ---------------------------------

         on July 28             , 1998.      on July 29                  , 1998.
           ---------------------               --------------------------

         By: /s/ Alan Yaeger                 By: /s/ Edward F. McKernan
            ---------------------------         --------------------------------

         Title: Exec. V.P.                   Title: V.P. & Actuary

         By: /s/ Larry Kirkland              By: Wood Montgomery
            ---------------------------         --------------------------------

         Title: V.P. & Managing Actuary      Title: Executive Vice President

XX.      EXECUTION

         In witness of the above, the Reinsured and the Reinsurer, by their respective officers have executed this Agreement in duplicate at the dates and places indicated and shall be effective as of January 1, 1998.

         WESTERN RESERVE LIFE                WMA LIFE INSURANCE
         ASSURANCE CO. OF OHIO               COMPANY LIMITED

         at                                  at Duluth, GA
           ----------------------------        ---------------------------------

         on                     , 1998.      on July 29                  , 1998.
           ---------------------               --------------------------

         By:                                 By: /s/ Thomas W. Montgomery
            ---------------------------         --------------------------------

         Title:                              Title: Executive Vice President

         By:                                 By: /s/ Wood Montgomery
            ---------------------------         --------------------------------

         Title:                              Title: Exec. V.P.

                                   Exhibit A

                                    PRODUCER

Annuity contracts and applicable riders must be sold by and distributed through:
WMA Securities, Inc. (and/or its successors) and its affiliates.

                                   Exhibit B

                             FORM OF LETTER CREDIT

Effective Date

Western Reserve Life Assurance Co. of Ohio
201 Highland Avenue
Clearwater, FL 33770

Gentlemen:

We have established this clean, irrevocable and unconditional Letter of Credit in your favor as beneficiary for drawings up to ________________________________ effective immediately. This Letter of Credit is issued, and payable at our office at ________________________ and expires with our close of business on ___________________. Except when the amount of this Letter of Credit is increased, this Letter of Credit cannot be modified or revoked without your consent.

The term "Beneficiary" includes any successor by operation of law of the named Beneficiary. If a court of law appoints a successor in interest to the named Beneficiary, then the named Beneficiary includes and is limited to the court appointed domiciliary receiver (including conservator, rehabillitator or liquidator).

We hereby undertake to promptly honor your sight draft(s) drawn on us, indicating our Letter of Credit No. __________, for all or any part of this Letter of Credit upon presentation of your draft drawn on us at our office specified in paragraph one on or before the expiration date hereof or any automatically extended expiry date.

Except as expressly stated herein, this undertaking is not subject to any agreement, requirement or qualification. Our obligation under this Letter of Credit is our individual obligation and is in no way contingent upon reimbursement with respect thereto, or upon our ability to perfect any lien, security interest or any other reimbursement.

This Letter of Credit is deemed to be automatically extended, without amendment, for one year from the expiration date hereof, or any future expiration date, unless at least thirty days prior to such expiration date we notify you by Registered Mail or Certified Mail that this Letter of Credit will not be renewed for any such additional period.

This Letter of Credit is subject to and governed by the Laws of the State of Ohio and the 1993 Revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication 500) and, in the event of any conflict, the Laws of the State of Ohio will control. If this Letter of Credit expires during an interruption of business as described in
Article 17 of said Publication 500, we hereby specifically agree to effect payment if this Letter of Credit is drawn against within thirty days after the resumption of business.

                               Very truly yours,

                                   Exhibit C

                         GUIDELINES FOR CREDITING RATES

The Investment Management Committee adopts the following guidelines for recommending crediting rates:

         1. In each quarter, the Investment Management Committee will present its recommended crediting rates for the following quarter to the Reinsured for approval. In recommending such rates, the Investment Management Committee shall consider the expected earned rate for the quarter (the reinsured portion of which will be provided by the Reinsurer), the assumed pricing spread, and any potential adverse impact which rate changes may have on the persistency of the block of business.

         2. It is expected the Investment Management Committee and the reinsured will be able to reach agreement. However, if the Investment Management Committee and the reinsured are unable to reach agreement, the Reinsured may establish the renewal crediting rates.

         3. Should the ownership of the Reinsured change from that which existed at the inception of this Agreement, or should the total amount of the Fixed Account payments ceded to any one reinsurer exceed the Fixed Account payments retained for the Reinsured Plans for any quarter, the Reinsured may not set a crediting rate greater than the rate determined by the formula specified below. The formula takes into account the level of remaining surrender charges for the plan/contract year cell and the extent to which first year rates on competing annuities exceed the previous year's rate for the cell. Failure to abide by this condition will result in the Reinsurer being liable only for Fixed Account benefits calculated in accordance with an interest rate that would have resulted had the formula below been used from the time that the rate exceeded the maximum to the date that the benefit was paid.

                  a.       If the "average competitor rate" is *:

                           i.       *

                           ii.      equals the * rate.

* Material omitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                  The "average competitor rate" will be the average of the first year crediting rates provided by a group of competing annuity issues. The Reinsured will be responsible for selecting these competing annuity issuers, subject to the Reinsurer's approval, and monitoring the first year crediting rates for these issuers on an ongoing basis.

                  For example, if the average competitor rate for a quarter is 8.5%, then the maximum rate which the Reinsured may credit under this circumstance for a plan cell with a * credited rate of 7% and * would be 7.5% (i.e., *).

                  b. If the average competitor rate is less than or equal to the previous year's rate for the cell, the renewal rate shall not exceed *, where

                           i.       equals the * rate,

                           ii.      equals the average competitor rate and

                  *.

                  * It reflects the fact that the greater the surrender charge is, the less likely the policy will surrender and the less amount by which the previous year's rate will need to be reduced. *, the credited rate will be lowered towards the current market level.


* Material omitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                                   Schedule A

                               BUSINESS REINSURED

1.       Contract

         Name:    WRL Freedom Wealth Creator

         Type:    Flexible Payment Variable Accumulation Deferred Annuity

         Form Number: VA16 and any state variations

2.       Rider

         a) Name: Nursing Care Facility Endorsement

                  Type: Benefit Endorsement

         Form Number: END.88.07.90 and any state variations

                                  Schedule B1

                             AMOUNT OF REINSURANCE

The amount of reinsurance under this Agreement shall be the Reinsurer's quota share percentage shown below of the liability of the Reinsured on all annuity contracts in the forms listed in Schedule A, Business Reinsured.

Ouota Share Percentages for Issue Dates in 1998: For issue dates in 1998, the quota share percentage will be 40%.

Ouota Share Percentages for Issue Dates in 1999 and later: The Reinsurer and the Reinsured will jointly determine the quota share percentages no later than December 1st applicable to new issues in the following calendar year. The determining factors for the quota share percentage are the expected WMA Total Variable Annuity First Year Payments Collected by the Reinsured and the expected WMA Total Variable Annuity First Year Payments written with all insurance companies for the calendar year that the quota share percentage will be applicable. This determination of the quota share percentage will be on a mutually acceptable basis, recognizing the good faith nature of this Agreement, and with references to the estimates made by both parties, based on the prior periods' variable annuity payments.

The Scheduled Quota Share Percentages for each threshold of expected WMA Total Variable Annuity First Year Payments Collected by the Reinsured are shown in the following table:

                      WMA TOTAL VARIABLE     SCHEDULED
                      ANNUITY FIRST YEAR    QUOTA SHARE
                      PAYMENTS COLLECTED     PERCENTAGE
                     BY THE REINSURED (IN
                           MILLIONS)
                     ----------------------------------
                           $100-249             40%
                     ----------------------------------
                             $250+              50%
                     ----------------------------------

For each threshold of expected WMA Total Variable Annuity First Year Payments Collected by the Reinsured, a certain percentage of WMA Total Variable Annuity First Year Payments is expected to be collected by the Reinsured. The thresholds are as follows:

                     WMA TOTAL VARIABLE           SCHEDULED % OF WMA TOTAL
                     ANNUITY FIRST YEAR          VARIABLE ANNUITY FIRST YEAR
                     PAYMENTS COLLECTED          PAYMENTS TO BE COLLECTED BY
                BY THE REINSURED (IN MILLIONS)          THE REINSURED
               -------------------------------------------------------------
                          $100-249                           45%
               -------------------------------------------------------------
                            $250+                            30%
               -------------------------------------------------------------

The scheduled quota share percentages may be reduced if:

     1. The percentage of expected WMA Total Variable Annuity First Year Payment Collected by the Reinsured is less than the Scheduled Percentage of expected WMA Total Variable Annuity First Year Payment to be Collected by the Reinsured, and/or

     2. The growth rate in expected WMA Total Variable Annuity First Year Payment Collected by the Reinsured declines, as measured by the financial reports of the Reinsured.

If the percentage of expected WMA Total Variable Annuity First Year Payment Collected by the Reinsured to expected WMA Total Variable Annuity First Year Payment Collected from all sources is less than the Scheduled Percentage of expected WMA Total Variable Annuity First Year Payment Collected by the
Reinsured:

The quota share percentage may be reduced 5% for each full 5% reduction in the Reinsured's Scheduled Percentage of expected WMA Total Variable Annuity First Year Payment Collected by the Reinsured, as estimated by WMA's financial statements. As an example, if the expected WMA Total Variable Annuity First Year Payment Collected by the Reinsured is $225 Million, but the $225 Million is only 35% of expected WMA Total Variable Annuity First Year Payment, the quota share percentage may be reduced from 40% to 30%.

                     VOLUME      QUOTA SHARE      % OF PRODUCTION TO
                                                      REINSURED
                    ------------------------------------------------
                    $100-249         30%                 35%
                    ------------------------------------------------


If the Reinsured's growth rate in expected WMA Variable Annuity Total First Year Payment Collected by the Reinsured declines:

The quota share percentage may be reduced 5% if the growth rate is 0%, or less.

In both of the two situations that could cause a reduction in the quota share percentage, any reduction in the quota share percentage will be mutually acceptable to both parties.

                                  Schedule B2

Commission and Expense Allowances*
         1. Issue and Maintenance Expense Allowance
         2. Sales and Marketing Expense Allowance
         3. Commission Allowance
         4. Claim Expense Allowance
         5. Target Surplus Allowance
         6. DAC Tax Allowance
*all multiplied by the quota share percentage.

1. Issue and Maintenance Expense Allowances
-----------------------------------------------------------------------------------------------------------
         a. Issue Expense Allowance                   $*    per contract issued
-----------------------------------------------------------------------------------------------------------
         b. Maintenance Expense Allowance             - $*    per contract in force at end of each calendar
         (all years)                                    month
                                                      -  *% of Fixed and Separate Account Value in
                                                        force at the end of each calendar quarter.
-----------------------------------------------------------------------------------------------------------
         c. Exhibit 6 Expense Allowance               (Intended to reflect Exhibit 6 type expenses.)
                  - Exhibit 6 Taxes paid              Per the Reinsured Ledger
                  - Exhibit 6 Tax offsets             Per the Reinsured Ledger
                  - Other, including guaranteed fund  Per the Reinsured Ledger assessments
         d. Investment Operations Tax                 Accrued amount of reserve for any taxes that may result
                                                      from investment operations of sub-accounts
         e. Gains (Losses)                            Per the Reinsured Ledger

2. Sales and Marketing Expense Allowance
a. Marketing Expense                                   *% of first year collected payments.

3. Commission Allowances
     Actual Commissions paid per the Reinsured ledger. Commission schedules, for information purposes only, are as follows:

Percent of Collected Payments by Attained Age         Percent of Annuity Value by Contract Anniversary**
                                                          CONTRACT
   ATTAINED AGE    HIGH    MEDIUM   LOW                ANNIVERSARY      HIGH      MEDIUM      LOW
       0-74        *        *        *                      1-7           *         *           *
      75-85        *        *        *                       B+           *         *           *
      86-89        *        *        *
*Plus a 2.00% bonus, depending on production.         **Paid on contracts w/ annuity value of $5,000 or more

4. Claim Expense Allowance

a. Death Claim Expense              $*    per death claim termination
b. Other Termination Expense        $*    per all other terminations, excluding
                                    annuitizations

5. Target Surplus Adjustment         *% of Separate Account Annuity Value less prior
                                    Target Surplus balance accrued at an effective annual
                                    interest rate of  *% (if positive); if amount is negative, balance is paid to Reinsurer.
6. DAC Tax Allowance                 *% of the Nonqualified Payments.

* Material omitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                        Schedule C1 -- Quarterly Reports
                          Quarterly Settlement Report
                  WRL Freedom Wealth Creator Variable Annuity
                         Modified Coinsurance Settlement
                                  31-Dec-1997


                                                                                           WMA
                                                                         TOTAL         QUOTA SHARE       SOURCE
                                                                         -----         -----------      --------
A. Due WMA
     1. Payments Ceded                                                       0                   0         G(qr)
     2. Transfers-in from the Fixed Account                                  0                   0         G(qr)
     3. Mortality and Expense Risk Charges                                   0                   0       E2(qpr)
     4. Asset-Based Allowance                                                0                   0       E2(qpr)
     5a. Annual Administrative Charges                                       0                   0       E2(qpr)
     5b. less: Annual Administrative Charges from Fixed
         Account                                                             0                   0       E2(qpr)
     5c. equals: Annual Administrative Charges from
         Separate Account                                                    0                   0       E2(qpr)
     6. Contractholder Investment Gain on SA Annuity Value                   0                   0       E2(qpr)
     7. Gain/(Loss) Adjustment on Transaction Processing                     0                   0         G(qr)
     8. Investment Income on SA Target Surplus                               0                   0         Stat
     9. Commission Allowance Chargebacks                                     0                   0         I(qr)
                                                                         -----         -----------
    10. Total Amount Due WMA = (1)+(2)+(3)+(4)+(5c)+(6)+(7)+(8)+(9)          0                   0          Ext


B. Due WRL
     1. Commission and Expense Allowances
        a. Issue Expense Allowance                                           0                   0        D2(qr)
        b. Maintenance Expense Allowance                                     0                   0        D2(qr)
        c. Sales and Marketing Expense Allowance                             0                   0        D2(qr)
        d. Commission Allowance                                              0                   0        D2(qr)
        e. Claim Expense                                                     0                   0        D2(qr)
                                                                         -----         -----------
        f. Total Commission and Expense Allowances = sum (a) to (e)          0                   0        D2(qr)

     2. Benefits Ceded
        a1. Surrenders                                                       0                   0       E2(qpr)
        a2. less: Surrender Charges                                          0                   0       E2(qpr)
        b.  Not-Taken Refunds                                                0                   0       E2(qpr)
        c.  Maturities                                                       0                   0       E2(qpr)
        d.  Annuitizations                                                   0                   0       E2(qpr)
        e1. Partial Withdrawals                                              0                   0       E2(qpr)
        e2. less: Surrender Charges                                          0                   0       E2(qpr)
        f.  Death Claims (includes enhanced DB, interest)                    0                   0       E2(qpr)
        g.  Transfers-out-to the Fixed Account                               0                   0         G(qr)
                                                                         -----         -----------
        h.  Total Benefits Ceded = sum (a) to (g)                            0                   0

     3. Modified Coinsurance Annuity Value Adjustment                        0                   0         H(qr)

     4. SA Target Surplus Adjustment                                         0                   0         I(qr)

     5. DAC Tax Allowance                                                    0                   0       E2(qpr)

     6. Total Amount Due WRL = (1f)+(2h)+(3)+(4)+(5)                         0                   0


C. Balance During the Period = A(10)-B(6)                                    0                   0
     1. If positive, the quota share balance is
         due to be paid by WRL
     2. If negative, the quota share balance is
         due to be paid by WMA



The column headed "WMA Quota Share" shows the adjustment by the Quota Share Percentage.


  Sources:

    D2(qr)   Schedule D2 -- Quarterly Commission and Expense Report
   E2(qpr)   Schedule E2 -- Quarterly Production Report
     G(qr)   Schedule G -- Quarterly Interest Credit on Reserve Report
     H(qr)   Schedule H -- Quarterly ModCo Reserve Adjustment Report
     I(qr)   Schedule I -- Quarterly Target Surplus Adjustment Report
      Ext    WMA VA Mod-Co Seriatim File
     Stat    WRL Status file (Accounting general ledger)

                        Schedule C2 -- Quarterly Reports
                    Quarterly Reserve and Settlement Report
                  WRL Freedom Wealth Creator Variable Annuity
                             Coinsurance Settlement
                                  31-Dec-1997


                                                                          WMA
                                                              Total   Quota Share      Source
                                                              -----   -----------     --------
CARVM Reserves without GMDB                                       0             0       E3(qrr)
GMDB Reserves                                                     0             0       E3(qrr)
                                                              -----   -----------
Total Statutory Reserves                                          0             0

CARVM Reserves without GMDB Split between SA and GA:
       SA CARVM Reserves                                          0                     E3(qrr)
Total SA Statutory Reserves                                       0             0
       GA CARVM Reserves                                          0             0       E3(qrr)
       GMDB Reserves                                              0             0       E3(qrr)
Total GA Statutory Reserves                                       0             0
       Exhibit II, Part I, Column 4, Line 4a Liability            0             0        Acct
       Other GA Liabilities                                       0             0        Acct
                                                              -----   -----------
Total GA Reserves and Liabilities                                 0             0

Annuity Values
       Separate Account Values                                    0             0      E3(qrr)
       Fixed Account Values
          Fund 11                                                 0                    E3(qrr)
          Loan Balances                                           0                    E3(qrr)
       Total Fixed Account Values                                 0             0
                                                              -----   -----------
Total Annuity Values                                              0             0
Cash Values                                                       0             0      E3(qrr)





                                    Quarterly Settlement


                                                                          WMA
                                                              Total   Quota Share      Source
                                                              -----   -----------     --------

A. Coinsurance Amounts Due WMA
       1. Transfers-in to the Fixed Account                       0            0         C1(qr)
       2. Loan Principal Repaid during quarter                    0            0          Stat
       3. Loan Interest Paid during quarter                       0            0          Stat
       4. Interest on Payments and Net Transfers to Fixed
          Account                                                 0            0        E2(qpr)
       5. Interest on M&E Risk Charges and A-B Allowances         0            0        E2(qpr)
                                                              -----   -----------
       6. Total Due WMA                                           0            0

B. Coinsurance Amounts Due WRL
       1. Transfers-out from the Fixed Account                    0            0         C1(qr)
       2. New Loans taken during quarter                          0            0        E2(qpr)
       3. Interest on Commission and Expense Allowances           0            0        E2(qpr)
       4. Interest on Benefits from Fixed Account                 0            0        E2(qpr)
                                                              -----   -----------
       6. Total Due WRL                                           0            0

C. Balance During the Period = A(6) - B(5)

D. Total Reinsurance Premiums (Schedule C1 and Schedule C2)                    0       C1 & C2

E. Total Payments by the Reinsurer (Schedule C1 and
    Schedule C2)                                                               0       C1 & C2

F. Total Reinsurance Settlement for the Period: (D - E)                        0
               1. If positive, the quota share balance is
                 due to be paid by WRL
               2. If negative, the quota share balance is
                 due to be paid by WMA



  SOURCES:

     Stat    WRL Status file (Accounting general ledger)
    C1(qr)   Schedule C1 -- Quarterly Settlement Report
    C2(qr)   Schedule C2 -- Quarterly Reserve and Settlement Report
   E2(qpr)   Schedule E2 -- Quarterly Production Report
   E3(qrr)   Schedule E3 -- Quarterly Reserve Report
     Acct    Financial Reporting Accounting and Death Claim Report

                         Schedule D1 -- Monthly Reports
                  Detail of Commission and Expense Allowances
                  WRL Freedom Wealth Creator Variable Annuity
                              Modified Coinsurance
                                  31-Dec-1997

                                                            WMA
                                               Total     Quota Share     Source
                                               -----     -----------     ------
1. Expense Allowances
   a. Issue Expense Allowance                      0               0     E1(mpr)
        ($* per issue, -$* for not-takens)
   b. Maintenance Expense Allowance                0               0
        ($* per inforce end of month)              0                     E1(mpr)
        Premium Tax equals:                        0
          Premium taxes paid                       0                        WRL
          -Premium tax offsets                     0                        WRL
        Other, including guaranteed fund
          assessments                              0
          Guar. Fund Costs                         0

2. Sales and Marketing Expense Allowance           0               0
   a. (*% of first year Payments)                  0                     E1(mpr)

3. Commission Allowances                           0               0
   a. High Option                                  0
      Attained Age 0 - 74                          0                        DSS
      Attained Age 75 - 85                         0                        DSS
      Attained Age 86 - 90                         0                        DSS
      Trails                                       0                        DSS
   b. Mid Option                                   0
      Attained Age 0 - 74                          0                        DSS
      Attained Age 75 - 85                         0                        DSS
      Attained Age 86 - 90                         0                        DSS
      Trails                                       0                        DSS
   c. Level Option                                 0
      Attained Age 0 - 90                          0                        DSS
      Trails                                       0                        DSS

4. Renewal Marketing Expense Allowance             0               0     E3(qrr)
     (*% of Total Annuity Value)

5. Claim Expense                                   0               0
   a. Death Claim Expense ($* per death)           0                     E1(mpr)
   b. Other Termination Expense ($* per other,     0                     E1(mpr)
        excluding not-takens, annuitizations)

6. DAC Tax Allowance                               0               0     E1(mpr)
     (*% of Total Nonqualified Net
     Transfers to Separate Account)
                                               -----     -----------
Total Commission and Expense Allowance             0               0

The column headed "WMA Quota Share" shows the adjustment by the Quota Share Percentage.


Sources:
  E1(mpr)  Schedule E1 - Monthly Production Report
  E3(qrr)  Schedule E3 - Quarterly Reserve Report
  WRL      Actual WRL expenses and methods of reporting
  DSS      Commission Accounting Extract

* Material omitted pursuant to Rule 24b-2 under the Securities
  Exchange Act of 1934.

                        Schedule D2 -- Quarterly Reports
                  Detail Of Commission And Expense Allowances
                  WRL Freedom Wealth Creator Variable Annuity
                              Modified Coinsurance
                                  31-Dec-1997

                                                          WMA
                                             Total     Quota Share     Source
                                             -----     -----------     ------
1. Expense Allowances
   a. Issue Expense Allowance                    0               0     E2(qpr)
        ($* per issue, -$* for not-takens)
   b. Maintenance Expense Allowance              0               0
        ($* per inforce per month, end
        of month)                                0                     E2(qpr)
        Premium Tax equals:                      0
          Premium taxes paid                     0                        WRL
          -Premium tax offsets                   0                        WRL
        Other, including guaranteed fund
          assessments                            0
          Guar. Fund Costs                       0                        WRL

2. Sales and Marketing Expense Allowance         0               0
   a. (*% of first year Payments)                0                     E2(qpr)

3. Commission Allowances                         0               0
   a. High Option                                0
      Attained Age 0 - 74                        0                        DSS
      Attained Age 75 - 85                       0                        DSS
      Attained Age 86 - 90                       0                        DSS
      Trails                                     0                        DSS
   b. Mid Option                                 0
      Attained Age 0 - 74                        0                        DSS
      Attained Age 75 - 85                       0                        DSS
      Attained Age 86 - 90                       0                        DSS
      Trails                                     0                        DSS
   c. Level Option                               0
      Attained Age 0 - 90                        0                        DSS
      Trails                                     0                        DSS

4. Renewal Marketing Expense Allowance           0               0     E3(qrr)
     (*% of Total Annuity Value)

5. Claim Expense                                 0               0
   a. Death Claim Expense ($* per death)         0                     E2(qpr)
   b. Other Termination Expense ($* per          0                     E2(qpr)
        other, excluding not-takens,
        annuitizations)

6. DAC Tax Allowance                             0               0     E2(qpr)
     (*% of Total Nonqualified Net
     Transfers to Separate Account)
                                             -----     -----------
Total Commission and Expense Allowance           0               0

The column headed "WMA Quota Share" shows the adjustment by the Quota Share Percentage.


Sources:
  E2(qpr)  Schedule E2 - Quarterly Production Report
  E3(qrr)  Schedule E3 - Quarterly Reserve Report
  WRL      Actual WRL expenses and methods of reporting
  DSS      Commission Accounting Extract

___________

* Material omitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                         Schedule E1 - Monthly Reports
                   Monthly Production and Policy Loads Report
                  WRL Freedom Wealth Creator Variable Annuity
                              Modified Coinsurance
                                  31-Dec-1997

                                                                                                     WMA
                                                                           Total                 Quota Share                  Source
--------                                                                   -----                 -----------                  ------
In Force        30-Nov-1997                                                    0                     40%                      E1(mr)
Issues                                                                         0                                               AEx
Reinstatements                                                                 0                                               AEx
                                                                           -----
  Total Increases                                                              0

Surrenders                                                                     0                                               AEx
Not-Takens                                                                     0                                               AEx
Maturities                                                                     0                                               AEx
Annuitizations                                                                 0                                               AEx
Deaths                                                                         0                                               AEx
                                                                           -----
  Total Terminations                                                           0

Net Change      31-Dec-1997                                                    0
                                                                           -----

In Force        31-Dec-1997                                                    0


Initial and Purchase Payments
     Qualified                                                                 0                        0                     Stat
     Nonqualified                                                              0                        0                     Stat
---------------------------------------------------------------------------------------------------------
  1st Year                                                                     0
---------------------------------------------------------------------------------------------------------
    Qualified                                                                  0                        0                     Stat
    Nonqualified                                                               0                        0                     Stat
---------------------------------------------------------------------------------------------------------
 Renewal                                                                       0
---------------------------------------------------------------------------------------------------------
          Total                                                                0                        0

Payments Allocated to Fixed Account                                            0                        0                     Stat
Payments Allocated to Separate Account                                         0                        0                     Stat

Mortality and Expense Risk Charges                                             0                        0                     J(mr)

Asset-Based Allowances                                                         0                        0                     J(mr)

Annual Administrative Charges                                                  0                        0
  Charges from Fixed Account                                                   0                                               Ext
  Charges from Separate Account                                                0                                               Ext


Benefits Paid During Month:

                                                 Separate Account                  Fixed Account
                                           ----------------------------    ----------------------------     Nonqualified
                                           Gross With's    Surr Charges    Gross With's    Surr Charges    SA Gross With's
  1. Surrenders                                                                                                               Stat
  2. Not-Taken Refunds                                                                                                        Stat
  3. Maturities                                                                                                               Stat
  4. Annuitizations                                                                                                           Stat
  5. Partial Withdrawals                                                                                                      Stat
  6. Death Claims                                                                                                             Stat
  7. New Loans                                        0                                                                       Stat
Transfers - Fixed to Separate                                                         0                                       Stat
Transfers - Separate to Fixed                         0                                                                       Stat
Nonqualified Payments Allocated to Fixed
Total Nonqualified Net Transfers to Separate                                                                             0

Settlement Interest Rate on 15-Dec-1997                                            0.00%                                       WSJ
Interest to End of Month on Payments and Net Transfers to Fixed Account                               0                  0    E1(mr)
Interest to EOM on Mortality and Expense Risk Charges and A-B Allowances                              0                  0    E1(mr)
Interest to End of Month on Commission and Expense Allowances                                         0                  0    D1(mr)
Interest to End of Month on Benefits from Fixed Account                                               0                  0    E1(mr)

The column headed "WMA Quota Share" shows the adjustment by the Quota Share Percentage.

Sources:

  E1(mpr)     Schedule E1 - Monthly Production Report from current and prior months
   AEx        Annuity Exhibit Access Database Report
   Ext        WMA VA Mod-Co Seriatim File
  Stat        WRL Status file (Accounting general ledger)
   WSJ        Wall Street Journal published on the date shown for the Settlement
              Interest Rate

                        Schedule E2 - Quarterly Reports
                  Quarterly Production and Policy Loads Report
                  WRL Freedom Wealth Creator Variable Annuity
                              Modified Coinsurance
                                  31-Dec-1997

                                                                                                     WMA
                                                                           Total                 Quota Share                 Source
                                                                           -----                 -----------                 -------
In Force        30-Sep-1997                                                    0                       40%                   E2(qpr)

Issues                                                                         0                                               AEx
Reinstatements                                                                 0                                               AEx
                                                                           -----
  Total Increases                                                              0                      N/A

Surrenders                                                                     0                                               AEx
Not-Takens                                                                     0                                               AEx
Maturities                                                                     0                                               AEx
Annuitizations                                                                 0                                               AEx
Deaths                                                                         0                                               AEx
                                                                           -----
  Total Terminations                                                           0                      N/A

Net Change      31-Dec-1997                                                    0                      N/A
                                                                           -----

In Force        31-Dec-1997                                                    0                      N/A


Initial and Purchase Payments
     Qualified                                                                 0                        0                     Stat
     Nonqualified                                                              0                        0                     Stat
  -------------------------------------------------------------------------------------------------------
  1st Year                                                                     0
  -------------------------------------------------------------------------------------------------------
     Qualified                                                                 0                        0                     Stat
     Nonqualified                                                              0                        0                     Stat
  -------------------------------------------------------------------------------------------------------
  Renewal                                                                      0
  -------------------------------------------------------------------------------------------------------
          Total                                                                0                        0

Payments Allocated to Fixed Account                                            0                4,721,685                     Stat
Payments Allocated to Separate Account                                         0                4,617,310                     Stat

Mortality and Expense Risk Charges                                             0                        0                    E1(mpr)

Asset-Based Allowances                                                         0                        0                    E1(mpr)

Annual Administrative Charges                                                  0                        0
  Charges from Fixed Account                                                   0                                               Ext
  Charges from Separate Account                                                0                                               Ext


Benefits Paid During Month:

                                                 Separate Account                  Fixed Account
                                           ----------------------------    ----------------------------     Nonqualified
                                           Gross With's    Surr Charges    Gross With's    Surr Charges    SA Gross With's
  1. Surrenders                                       0               0               0               0                  0   E1(mpr)
  2. Not-Taken Refunds                                0               0               0               0                  0   E1(mpr)
  3. Maturities                                       0               0               0               0                  0   E1(mpr)
  4. Annuitizations                                   0               0               0               0                  0   E1(mpr)
  5. Partial Withdrawals                              0               0               0               0                  0   E1(mpr)
  6. Death Claims                                     0               0               0               0                  0   E1(mpr)
  7. New Loans                                        0               0               0               0                  0   E1(mpr)
Transfers - Fixed to Separate                         0                               0                                  0   E1(mpr)
Transfers - Separate to Fixed                         0                               0                                  0   E1(mpr)
Nonqualified Payments to Allocated to Fixed                                                                              0   E1(mpr)
Total Nonqualified Net Transfers to Separate                                                                             0   E1(mpr)

Interest to End of Quarter on Payments and Net Transfers to Fixed Account                             0                  0    E1(mr)
Interest to EOQ on Mortality and Expense Risk Charges and A-B Allowances                              0                  0    E1(mr)
Interest to End of Quarter on Commission and Expense Allowances                                       0                  0    D1(mr)
Interest to End of Quarter on Benefits from Fixed Account                                             0                  0    E1(mr)

The column headed "WMA Quota Share" shows the adjustment by the Quota Share Percentage.

Sources:
--------
  E1(mpr)     Schedule E1 - Monthly Production Report from current and prior months
   AEx        Annuity Exhibit Access Database Report
   Ext        WMA VA Mod-Co Seriatim File
  Stat        WRL Status file (Accounting general ledger)
   WSJ        Wall Street Journal published on the date shown for the
              Settlement Interest Rate

                        Schedule E3 -- Quarterly Reports
                            Quarterly Reserve Report
                  WRL Freedom Wealth Creator Variable Annuity
                              Modified Coinsurance
                                  31-Dec-1997

                                                          WWW
                                           TOTAL      QUOTA SHARE      SOURCE
                                           -----      -----------      ------
CARVM Reserves without GMDB                    0                0         Ext
GMDB Reserves                                  0                0         Ext
                                           -----      -----------
Total Statutory Reserves                       0                0

CARVM Reserves without GMDB Split
  between SA and GA:
  SA CARVM Reserves                            0                          Ext
Total SA Statutory Reserves                    0                0
  GA CARVM Reserves                            0                          Ext
  GMDB Reserves                                0                          Ext
Total GA Statutory Reserves                    0                0
  Exhibit II, Part I, Column 4, Line 4a
    Liability                                  0                0        Acct
  Other GA Liabilities                         0                0        Acct
                                           -----      -----------
Total GA Reserves and Liabilities              0                0
Annuity Values
  Separate Account Values                      0                0         Ext
  Fixed Account Values
    Fund 11                                    0                          Ext
    Loan Balances                              0                          Ext
  Total Fixed Account Values                   0                0
                                           -----      -----------
Total Annuity Values                           0                0

Cash Values                                    0                0         Ext

Sources:
  Ext   WMA VA Mod-Co Seriatim File
  Acct  Financial Reporting Accounting and Death Claim Report

                          Schedule F -- Annual Reports
       Exhibit Of Annuity Contracts And Withdrawal And Surrender Activity
                  WRL Freedom Wealth Creator Variable Annuity
                              Modified Coinsurance
                                  31-Dec-1997

                     Exhibit of Number of Annuity Contracts

                                                              Ordinary
(Year-to-Date Figures Shown:)                                 Deferred   Source
-----------------------------                                 --------   -------
1.  In Force end of Previous Year:                               0        F(ar)
2.  Issued during year:                                          0       E2(qpr)
3.  Reinsurance Assumed:                                         0
4.  Increased during year (net):                                 0       E2(qpr)
5.  Total (Lines 1 to 4)                                         0
6.  Decreased (net):                                             0       E2(qpr)
7.  Reinsurance Ceded:                                           0
                                                                 --
8.  Totals (Lines 6 and 7)                                       0
                                                                 --
9.  In Force end of year:                                        0

                 Annual Partial Withdrawal and Surrender Report

                                                                          WMA
                                                              Total   Quota Share
                                                              -----   -----------
Partial Withdrawals
     Systematic                                                 0          0        Ext
     Required Distributions                                     0          0        Ext
     Other                                                      0          0        Ext
          Total                                                 0          0
Surrenders
     Internal Replacement                                       0          0        Ext
     Not Taken Refunds                                          0          0        Ext
     Other                                                      0          0        Ext
          Total                                                 0          0

The column headed "WMA Quota Share" shows the adjustment by the Quota Share Percentage.

Sources:
  Ext       WMA VA Mod-Co Seriatim File
E2(qpr)     Schedule E2 -- Quarterly Production Report
 F(ar)      Schedule F -- Annual Report from Prior Year

                        Schedule G -- Quarterly Reports
       Quarterly Interest Credit (Debit) On Modified Coinsurance Reserve
                  WRL Freedom Wealth Creator Variable Annuity
                              Modified Coinsurance
                                  31-Dec-1997


                                                                                             Change in
                                                                    Benefits       WMA          S/A            WMA
                                                                      Paid     Quota Share   Ann Value     Quota Share   Source
                                                                    --------   -----------   ---------     -----------   -------
A. Separate Account Annuity Value as of 30-Sep-1997                                               0             0        G(qr)
B. Increases in Separate Account Annuity Value
   during the quarter
   1. Payments Ceded                                                                              0             0        E2(qpr)
   2. Transfers-in from the Fixed Account                                                         0             0
      Interfund Transfers                                                             0                                  E2(qpr)
      Fixed Account Annuity Value of Surrenders                                       0                                  E2(qpr)
      Fixed Account Annuity Value of Not-Taken Refunds                                0                                  E2(qpr)
      Fixed Account Annuity Value of Maturities                                       0                                  E2(qpr)
      Fixed Account Annuity Value of Annuitizations                                   0                                  E2(qpr)
      Fixed Account Annuity Value of Partial Withdrawals                              0                                  E2(qpr)
      Fixed Account Annuity Value of Death Claims                                     0                                  E2(qpr)
                                                                                     --          --            --
   3. Total Increases                                                                             0             0

                                                        Benefits Paid       WMA       Chg. In Ann Value       WMA
                                                         S/A + Fixed    Quota Share      S/A + Fixed      Quota Share
                                                        -------------   -----------   -----------------   -----------
C. Decreases in Separate Account
     Annuity Value during the quarter
     1. Surrenders                                            0              0                0                0         E2(qpr)
     2. Not-Taken Refunds                                     0              0                0                0         E2(qpr)
     3. Maturities                                            0              0                0                0         E2(qpr)
     4. Annuitizations                                        0              0                0                0         E2(qpr)
     5. Partial withdrawals                                   0              0                0                0         E2(qpr)
     6. Death Claims                                          0              0                0                0         E2(qpr)
     7. Transfers-out to the Fixed Account                    0              0                0                0
          Payments Allocated to Fixed Account                 0                                                          E2(qpr)
          Transfers for New Loans Taken                       0                                                          E2(qpr)
          Transfers-out to Fixed Account                      0                                                          E2(qpr)
                                                             --             --               --               --
     8. Total Decreases                                       0              0                0                0
D. Separate Account Annuity Value as of 31-Dec-1997                                           0                0           H(qr)

E. Contractholder Investment Gain on Separate Account Annuity Value
     as of the end of the quarter = D-[A+B(3)-C(8)]                                           0                0

The column headed "WMA Quota Share" shows the adjustment by the Quota Share Percentage.

Sources:
 G(qr) Schedule G -- Quarterly Report for prior quarter
 H(qr) Schedule H -- Quarterly Mod-Co Reserve Adjustment
E2(qpr Schedule E2 -- Quarterly Production Report
   Ext WMA VA Mod-Co Seriatim File

                        Schedule H -- Quarterly Reports
               Quarterly Modified Coinsurance Reserve Adjustment
                  WRL Freedom Wealth Creator Variable Annuity
                              Modified Coinsurance
                                  31-Dec-1997


                                                                                         WMA
                                                                          Total      Quota Share       Source
                                                                          -----      -----------       -------
Increase in Modified Coinsurance Reserve Payable by WMA to WRL
A. Total Modified Coinsurance Reserve as of 30-Sep-1997                     0             0            E3(qrr)
B. Total Modified Coinsurance Reserve as of 31-Dec-1977                     0             0            E3(qrr)
C. Increase in Modified Coinsurance Reserve = B - A
   (= Increase in Separate Account Annuity Values)                          0             0

The column headed "WMA Quota Share" shows the adjustment by the Quota Share Percentage.


Sources:
 E3(qrr)  Schedule E3 - Quarterly Reserve Report

                        SCHEDULE I -- QUARTERLY REPORTS
                      QUARTERLY TARGET SURPLUS ADJUSTMENT
                  WRL FREEDOM WEALTH CREATOR VARIABLE ANNUITY
                              MODIFIED COINSURANCE
                                  31-DEC-1997

                                                          WWW
                                           TOTAL      QUOTA SHARE      SOURCE
                                           -----      -----------      ------
A. Total SA Annuity Value as of the end
     of the previous quarter                   0                0      E3(qrr)

B. Target Surplus on SA Value (* x A)          0                0        WRL

C. Total SA Annuity Value as of the end
     of the current quarter                    0                0      E3(qrr)

D. Target Surplus on SA Value (* x C)          0                0        WRL

E. Increase in SA Target Surplus (D - B)       0                0        WRL
     (= SA Target Surplus Adjustment)

F. Interest Credit on Target Surplus           0                0
     (B x (* exp. (#days in quarter/365)-1)


The column headed "WMA Quota Share" shows the adjustment by the Quota Share Percentage.


Sources:
  E3(qrr)  Schedule E3 - Quarterly Reserve Report
  WRL      Actual WRL method, based on factors determined by WRL.

* Material omitted pursuant to Rule 24b-2 under the Securities
  Exchange Act of 1934.

                          SCHEDULE J -- MONTHLY REPORT
               MONTHLY M&E AND ASSET BASED ALLOWANCE CALCULATIONS
                  WRL FREEDOM WEALTH CREATOR VARIABLE ANNUITY
                                  31-DEC-1997

M&E ANNUAL RATE:                    1.40%
NUMBER OF DAYS IN REPORTING PERIOD     0
NUMBER OF BUSINESS DAYS IN PERIOD     19


                               SUB-ACCOUNT VALUES

                                      MONEY                              STRATEGIC     EMERGING   AGGRESSIVE               GROWTH
                              TOTAL   MARKET   BOND   GROWTH   GLOBAL   TOTAL RETURN    GROWTH      GROWTH     BALANCED   & INCOME
                              -----   ------   ----   ------   ------   ------------   --------   ----------   --------   --------
A. Average TNA for
 the current month              0         0      0        0        0           0            0           0           0          0
B. Average Daily Cash
 Change (sum of daily
 cash changes/# days
 in current month)              0         0      0        0        0           0            0           0           0          0
C. Average Daily M&E
 fee (A x M&E)/365              0         0      0        0        0           0            0           0           0          0
D. Average Daily
 Dividend Receivable
 Balance (Money
 Market Only) for the
 current month)                 0         0      0        0        0           0            0           0           0          0
E. Adjusted Monthly
 Average TNA (A - B +
 C - D)                         0         0      0        0        0           0            0           0           0          0
F. Annual Asset Based
 Allowance Factor(WRL
 only)                                 0.25%  0.25%   0 .40%    0.40%       0.40%        0.40%       0.40%       0.40%      0.35%
G. Asset Based
 Allowance for Month
 (Entire Fund) (F x E
 x #days in
 month)/365                     0         0      0        0        0           0            0           0           0          0
H. M&E fees for Month
 (Entire Fund) (A x
 M&E X #days in
 month)/365                     0         0      0        0        0           0            0           0           0          0
I. S/A Annuity Value
 by Fund for all
 Creator annuities              0         0      0        0        0           0            0           0           0          0
J. S/A AV by Fund for
 Reinsured Contracts
 by Issue              Year
                       1998     0         0      0        0        0           0            0           0           0          0
                       1999     0         0      0        0        0           0            0           0           0          0
                       2000     0         0      0        0        0           0            0           0           0          0
K. Asset Based
 allowance by Issue
 Year (G x J)/I
                       1998     0         0      0        0        0           0            0           0           0          0
                       1999     0         0      0        0        0           0            0           0           0          0
                       2000     0         0      0        0        0           0            0           0           0          0
L. M&E fees for Month
 by Issue Year (H x
 J)/I
                       1998     0         0      0        0        0           0            0           0           0          0
                       1999     0         0      0        0        0           0            0           0           0          0
                       2000     0         0      0        0        0           0            0           0           0          0

                       TACTICAL
                        ASSET
                       --------
A. Average TNA for
 the current month          0
B. Average Daily Cash
 Change (sum of daily
 cash changes/# days
 in current month)          0
C. Average Daily M&E
 fee (A x M&E)/365          0
D. Average Daily
 Dividend Receivable
 Balance (Money
 Market Only) for the
 current month)             0
E. Adjusted Monthly
 Average TNA (A - B +
 C - D)                     0
F. Annual Asset Based
 Allowance Factor(WRL
 only)                   0.40%
G. Asset Based
 Allowance for Month
 (Entire Fund) (F x E
 x #days in
 month)/365                 0
H. M&E fees for Month
 (Entire Fund) (A x
 M&E X #days in
 month)/365                 0
I. S/A Annuity Value
 by Fund for all
 Creator annuities          0
J. S/A AV by Fund for
 Reinsured Contracts
 by Issue
                            0
                            0
                            0
K. Asset Based
 allowance by Issue
 Year (G x J)/I
                            0
                            0
                            0
L. M&E fees for Month
 by Issue Year (H x
 J)/I
                            0
                            0
                            0

<Capti0n>

         C.A.S.E.    Global      Value        International        U.S.        3rd Ave.
         Growth      Sector      Equity       Equity              Equity        Value
               0          0           0                   0            0             0
               0          0           0                   0            0             0
               0          0           0                   0            0             0
               0          0           0                   0            0             0
               0          0           0                   0            0             0
               0          0           0                   0            0             0
               0.40%      0.40%       0.40%               0.50%        0.40%         0.40%
               0          0           0                   0            0             0
               0          0           0                   0            0             0
               0          0           0                   0            0             0
               0          0           0                   0            0             0
               0          0           0                   0            0             0
               0          0           0                   0            0             0
               0          0           0                   0            0             0
               0          0           0                   0            0             0
               0          0           0                   0            0             0
               0          0           0                   0            0             0
               0          0           0                   0            0             0
               0          0           0                   0            0             0
